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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our report dated January 22, 1999 and all references to our Firm included in or made part of this registration statement.



                                                         /s/ ARTHUR ANDERSEN LLP
Denver, Colorado
November 5, 1999


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